As filed with the Securities and Exchange Commission on September 21, 2000.
                                                      REGISTRATION NO. 333-42958
 ------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                           AMENDMENT NO. 1 TO FORM S-3



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             VALLEY NATIONAL BANCORP
             (Exact Name of Registrant as Specified in Its Charter)
                            ------------------------
               New Jersey                             22-2477875
               ----------                             ----------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation)
                                1455 Valley Road
                             Wayne, New Jersey 07470
                                 (973) 305-8800
                                 --------------
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                            ------------------------
                                Gerald H. Lipkin
                                1455 Valley Road
                             Wayne, New Jersey 07470
                                 (973) 305-8800
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: At such time or times after the effective date of this Registration Statement as the selling shareholders shall determine.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED          PROPOSED
TITLE OF EACH                                        MAXIMUM           MAXIMUM             AMOUNT OF
CLASS OF SECURITIES           AMOUNT TO BE           OFFERING PRICE    AGGREGATE           REGISTRATION
TO BE REGISTERED              REGISTERED             PER SHARE (1)     OFFERING PRICE(1)   FEE(2)
----------------              ----------             ----------        ---------------     ---
Common Stock,                 57,626 shares          $23.97            $1,381,296          $365
no par value



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported in the consolidated reporting system on August 1, 2000.

(2) This fee has already been paid in full with the initial filing of the Registration Statement on Form S-3.



                            ------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
 ------------------------------------------------------------------------------

        The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
 ------------------------------------------------------------------------------

        Subject to completion, dated as of September 21, 2000.

           ===========================================================
                                   PROSPECTUS
           ===========================================================
                             VALLEY NATIONAL BANCORP

                                  57,626 Shares

                           Common Stock, No Par Value

         This prospectus relates to the offering for resale of 57,626 shares of common stock, no par value, of Valley National Bancorp, a New Jersey Corporation. All of the common stock being registered may be offered and sold from time to time by certain selling shareholders of Valley (See "Selling Shareholders" and "Manner of Offering"). We will not receive any proceeds from the sale of the common stock by the selling shareholders.

         Our common stock is listed on the NYSE under the symbol "VLY". On September 18, 2000, the last reported sales price for the common stock was $26.25 per share.


     ----------------------------------------------------------------------

         These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Commissioner of Banking and Insurance of the State of New Jersey or other governmental agency.

         Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is _____________, 2000

                                TABLE OF CONTENTS

                                                                          Page

FORWARD LOOKING STATEMENTS...................................................1
FOR ADDITIONAL INFORMATION ABOUT VALLEY NATIONAL BANCORP.....................1
INCORPORATION OF INFORMATION WE FILE WITH THE SEC............................1
VALLEY NATIONAL BANCORP......................................................2
SELLING SHAREHOLDERS.........................................................3
MANNER OF OFFERING...........................................................3
LEGAL MATTERS................................................................5
EXPERTS......................................................................5

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that there have been no changes in the affairs of Valley National Bancorp since the date of this prospectus.

 ------------------------------------------------------------------------------

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including information incorporated by reference herein, contains certain forward-looking statements with respect to the financial condition, results of operations and business of Valley. Such statements are not historical facts and include expressions about Valley's confidence, strategies and expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by forward-looking terminology such as "expect" or "believe" or expressions of confidence like "substantial" or "continuing", or similar statements. These forward-looking statements involve substantial risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

     o Competitive pressure in the banking and financial services industry causes unanticipated changes.

     o    Changes occur in the interest rate environment.

     o    Loss of current customers or failure to develop new customers.

     o General economic conditions, either nationally or locally, are less favorable than expected.

     o Disruptions in the operations of Valley or its subsidiaries due to computer problems.

         We  undertake  no  obligation   to  pubically   update  or  revise  any
forward-looking statements, whether as a result of new information, future events or otherwise.

            FOR ADDITIONAL INFORMATION ABOUT VALLEY NATIONAL BANCORP

         We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. The SEC maintains a web site at http://www.sec.gov that contains materials filed by Valley. You can read and copy these materials at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C.; 7 World Trade Center, Suite 1300, New York, New York; and 500 West Madison Street, Suite 1400, Chicago, Illinois. You can also order copies of these materials, on payment of copying fees, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Our filings can also be read at the offices of the New York Stock Exchange, on which our common stock is listed.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means we can disclose important information to you by referring you to other documents that we filed with the SEC separately. The information incorporated by reference is part of this prospectus, except for information that is superceded by information in this document, and later information filed with the SEC after the date of this prospectus will update and supercede the information contained herein.



         The SEC filings incorporated by reference are:

1.   Annual Report on Form 10-K for the year ended December 31, 1999.

2. Quarterly Reports on Form 10-Q for quarters ended March 31, 2000 and June 30, 2000.

3. Current Reports filed on Form 8-K dated January 3, 2000, April 7, 2000, May 31, 2000, July 7, 2000 and September 21, 2000.



4. The description of the Common Stock which is contained in Valley's Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

         We also incorporates by reference additional reports, proxy statements, and other documents that Valley may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

         We will provide each person to whom this prospectus is delivered with a free copy of any or all of the documents incorporated by reference, except for exhibits to those documents (unless the exhibit is specifically incorporated by reference). You can request copies by calling or writing our Shareholder Relations Department, as follows:

                  Valley National Bancorp
                  1455 Valley Road
                  Wayne, New Jersey 07470
                  Attention:  Dianne M. Grenz
                  Telephone:  973-305-3380

                             VALLEY NATIONAL BANCORP

         Valley National Bancorp is a New Jersey corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. At December 31, 1999, Valley had consolidated total assets of $6.4 billion, total deposits of $5.1 billion, and total shareholders' equity of $553.5 million. Its principal subsidiary is Valley National Bank.

         Valley National Bank is a national banking association chartered in 1927 under the laws of the United States. Valley National Bank provides a full range of commercial and retail banking services through 117 branch offices located in northern New Jersey. These services include the following: the acceptance of demand, savings and time deposits; extension of consumer, real estate, Small Business Administration and other commercial credits; title insurance; investment services; and full personal and corporate trust, as well as pension and fiduciary services.

         Valley National Bank has several wholly-owned subsidiaries which include a mortgage servicing company, a company which holds, maintains and manages investment assets for Valley National Bank, a subsidiary which owns and services auto loans, a subsidiary which owns and services commercial mortgage loans, a title insurance company, an asset management company which is an SEC registered investment company and an Edge Act Corporation which is the holding company for a wholly-owned finance company located in Toronto, Canada. The mortgage servicing company services loans for others as well as Valley National Bank.



                              SELLING SHAREHOLDERS

         The following table sets forth certain information, as of August 1, 2000, with respect to the shares of common stock beneficially owned and being offered hereby by the selling shareholders listed below. All of the shares were issued to the shareholders of Hallmark Capital Management, Inc. pursuant to a merger of Hallmark into HCM Acquisition Corp., a subsidiary of Valley. The offer and sale of the shares hereby are being registered pursuant to registration rights granted to the selling shareholders in connection with our acquisition of Hallmark. No selling shareholder owns one percent or more of our common stock or beneficially owns our stock other than what is being offered hereby. The selling shareholders may obtain additional shares of common stock subject to certain contingencies in connection with the merger agreement. The number of shares that the shareholders will receive is related to the growth of Hallmark over the three years subsequent to the merger. We cannot predict the growth of Hallmark. However, for purposes of illustration, assuming a stock price of $26.25, which was the last reported stock price on September 18, 2000, and assuming that Hallmark achieves a 20 percent growth rate per year, the selling shareholders would receive approximately 85,300 shares of Valley common stock over the next three years. If the growth rate were 10 percent per year, the selling shareholders would receive approximately 71,100 shares of Valley common stock over the next three years. Any shares that the selling shareholders may receive in the future in connection with the merger agreement are not being registered for sale by this registration statement.



                                                         SHARES OF COMMON STOCK
                             NAME                             BEING OFFERED
                             ----                             -------------

Peter S. Hagerman.....................................         26,956

Kathryn A. Skwieralski................................         11,124

Cynthia S. Bechmann...................................            575

Thomas G. Schiller....................................          1,540

Thomas S. Moore.......................................          9,369

Jeffrey P. Braff......................................          6,002

Margaret I. Hemmer....................................          2,060

         In addition to the shares enumerated above, Hagerman, Skwieralski, Moore and Braff each have an option to purchase 1,000 shares of Valley stock and Bechmann, Schiller and Hemmer each have an option to purchase 500 shares of Valley stock. These options may not be exercised yet and will not be exercisable within the next 60 days.



         After the merger between Hallmark and HCM was consummated, the selling shareholders became employees of HCM, a subsidiary of ours. The selling shareholders are eligible to participate in various Valley benefit plans by which they may acquire beneficial ownership of additional shares of our common stock. The shares that a selling shareholder may receive by participating in a Valley benefit plan are not being registered for sale by this registration statement.



                               MANNER OF OFFERING

         The shares of common stock offered hereby may be sold from time to time by the selling shareholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE, or otherwise. The sales may be made at prices and terms then prevailing on such markets, at prices related to the then current market price or in negotiated transactions. The shares of offered common stock may be sold in one or more of the following:

o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o Purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

o    An exchange distribution in accordance with the rules of the exchange; or

o Ordinary brokerage transactions and transaction in which the broker solicits purchasers.

         In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in resales.

         In connection with the distribution of the offered common stock, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the offered common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also

o sell shares of common stock short and deliver the shares of offered common stock to close out such short positions;

o    enter into option or other transactions with broker-dealers that require the delivery of the shares, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus;

o lend or pledge the shares to a broker-dealer and the broker-dealer may sell the loaned or pledged shares upon a default pursuant to this prospectus;

o pledge the shares to a lender other than a broker-dealer, and upon default the lender may sell the pledged shares pursuant to this prospectus; or

o contribute or sell the shares to trusts or other entities for the benefit of the contributing shareholder and members of his or her family.

         Broker-dealers or agents may receive compensation the form of commissions, discounts or concessions from the selling shareholders in amounts to be negotiated in connection with the sale of the shares. These broker-dealers may be deemed to be "underwriters" with the meaning of the Securities Act of 1933 in connection with any sales. Commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

         All costs, expenses and fees in connection with the registration of the offered shares is being borne by us. Commissions and discounts, if any, attributable to the sale of the offered shares will be borne by the selling shareholders. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in a transaction involving sales of the shares against certain liabilities arising under the Securities Act. We have agreed to indemnify the selling shareholders against certain liabilities in connection with this offering, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby has been passed upon for Valley by Pitney, Hardin, Kipp & Szuch LLP, Florham Park, New Jersey. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch LLP beneficially own approximately 5,000 shares of the Company's Common Stock as of August 1, 2000.

                                     EXPERTS

         The consolidated financial statements and schedules of Valley as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 and included in Valley's Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference in this Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants and are incorporated by reference upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth all expenses payable by Valley in connection with the sale of the common stock being registered:

     Registration                              $                   365
     Printing expenses                                          $1,000
     Legal fees and expenses                                    $5,000
     Accounting fees and expenses                               $1,000
     Miscellaneous                             $                   635
                                               ====                ===

         Total                                                  $8,000


Item 15.  Indemnification of Directors and Officers

    (a).Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit.
Article VII of Valley's restated certificate of incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by New Jersey law.

    (b).Indemnification  of Directors,  Officers,  Employees  and Agents.  Under
Article VI of its restated certificate of incorporation, Valley must, to the full extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

    (c).Insurance.   The  Company  maintains  insurance  policies  insuring  the
Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.



Item 16.  Exhibits

         The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

5    Opinion of Pitney, Hardin, Kipp & Szuch LLP.

23.1 Consent of KPMG LLP.

23.2 Consent of Pitney, Hardin, Kipp & Szuch LLP (incorporated in Exhibit 5).



24   Power of Attorney for Directors and Executive Officers.*

-------------------
*Previously Filed



Item 17. Undertakings

         (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Wayne, State of New Jersey, on the 21 day of September, 2000.

                            VALLEY NATIONAL BANCORP

                            By:  PETER SOUTHWAY
                                 -----------------------------------------------
                                 Peter Southway,
                                 Vice Chairman


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                  Signature                                     Title                      Date
                  ---------                                     -----                      ----
                                                     Chairman, President, Chief
                                                   Executive Officer and Director
GERALD H. LIPKIN*                                  (Principal Executive Officer)      September 21, 2000
-------------------------------------------
(Gerald H. Lipkin)



ANDREW B. ABRAMSON*                                           Director                September 21, 2000
-------------------------------------------
(Andrew B. Abramson)



PAMELA BRONANDER*                                             Director                September 21, 2000
-------------------------------------------
(Pamela Bronander)



JOSEPH COCCIA, JR.*                                           Director                September 21, 2000
-------------------------------------------
(Joseph Coccia, Jr.)



HAROLD P. COOK, III*                                          Director                September 21, 2000
-------------------------------------------
(Harold P. Cook, III)



AUSTIN C. DRUKKER*                                            Director                September 21, 2000
-------------------------------------------
(Austin C. Drukker)



GRAHAM O. JONES*                                              Director                September 21, 2000
-------------------------------------------
(Graham O. Jones)



WALTER H. JONES, III*                                         Director                September 21, 2000
-------------------------------------------
(Walter H. Jones, III)



GERALD KORDE*                                                 Director                September 21, 2000
-------------------------------------------
(Gerald Korde)



JOLEEN MARTIN*                                                Director                September 21, 2000
-------------------------------------------
(Joleen Martin)



ROBERT E. MCENTEE*                                           Director                 September 21, 2000
-------------------------------------------
(Robert E. McEntee)



RICHARD S. MILLER*                                            Director                September 21, 2000
-------------------------------------------
(Richard S. Miller)



ROBERT RACHESKY*                                              Director                September 21, 2000
-------------------------------------------
(Robert Rachesky)



BARNETT RUKIN*                                                Director                September 21, 2000
-------------------------------------------
(Barnett Rukin)


                                                     Vice Chairman and Director
PETER SOUTHWAY                                     (Principal Financial Officer)      September 21, 2000
-------------------------------------------
(Peter Southway)



RICHARD F. TICE*                                              Director                September 21, 2000
-------------------------------------------
(Richard F. Tice)



LEONARD VORCHEIMER*                                           Director                September 21, 2000
-------------------------------------------
(Leonard Vorcheimer)



                                                              Director
-------------------------------------------
(Joseph L. Vozza)


                                                       Senior Vice President,
ALAN D. ESKOW                                     Principal Accounting Officer and    September 21, 2000
-------------------------------------------
(Alan D. Eskow)                                              Controller


    ALAN D. ESKOW
*By:____________________________                                                      September 21, 2000
    Alan D. Eskow (as attorney-in-fact)

INDEX TO EXHIBITS

5       Opinion of Pitney, Hardin, Kipp & Szuch LLP.

23.1    Consent of KPMG LLP.

23.2    Consent of Pitney, Hardin, Kipp & Szuch LLP (incorporated in Exhibit 5).



24      Power of Attorney for Directors and Executive Officers.*

-------------------
*Previously Filed